                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   FOR PURCHASES AND LEASES DIRECT FROM SUPPLIER
                                              SUBJECT TO COMPETITIVE BID PROCESS





                      CAPITAL EQUIPMENT SUPPLIER AGREEMENT
                           FOR LEVEL OF CONSCIOUSNESS

                                     BETWEEN

                                  NOVATION, LLC

                                       AND

                             ----------------------
                          ASPECT MEDICAL SYSTEMS, INC.

                             ----------------------
                                     MS40292

                                  NOVATION, LLC

                      CAPITAL EQUIPMENT SUPPLIER AGREEMENT

1.    INTRODUCTION.

      a. PURCHASING AND LEASING OPPORTUNITIES FOR MEMBERS. Novation, LLC ("Novation") is engaged in providing purchasing opportunities with respect to high quality products and services to participating health care providers ("Members"). A list of Members entitled to participate in Novation's programs through their membership or other participatory status in any of the following client organizations: VHA Inc., University HealthSystem Consortium, and HealthCare Purchasing Partners International, LLC (collectively, "Clients"), is maintained in an electronic database ("Novation Database"). Novation is acting as the exclusive agent for each of the Clients and certain of each Client's subsidiaries and affiliates, respectively (and not collectively), with respect to this Agreement. Novation and the Clients and their subsidiaries and affiliates will not be responsible or liable for any breach of any purchasing commitment or for any other actions of any Member other than themselves. In addition, none of the Clients will be responsible or liable for the obligations of another Client or its subsidiaries or affiliates or the obligations of Novation or Supplier under this Agreement. All Clients and Members are intended third party beneficiaries of this Agreement. All sections of this Agreement which by their terms specifically apply to Clients will inure to the benefit of and be enforceable by the Client. All sections of this Agreement which by their terms specifically apply to Members will inure to the benefit of and be enforceable by the Member.

      b. SUPPLIER. Supplier is the manufacturer of the equipment ("Equipment"), and/or parts and supplies (collectively, "Supplies"), and/or the provider of services ("Services"), all as listed on Exhibit A. The Equipment, Supplies, and/or Services are collectively referred to herein as "Products" and any specifications are attached hereto as Exhibit B ("Non-Price Specifications").

2.    CONTRACT AWARD.

      a. LETTER OF AWARD. By executing and delivering the Letter of Award attached hereto as Exhibit C ("Award Letter") to Supplier, Novation will have accepted your written offer to the Invitation to Bid ("Bid"), and Novation and Supplier therefore agree that Supplier will make the Products available for purchase to the Members at the prices shown in Exhibit A as of the effective date ("Effective Date") in the Award Letter in accordance with the terms of this Agreement and for the term ("Term") stated in the Non-Price Specifications for any renewal terms set forth in the Non-Price Specifications and the forms of purchase, lease, license, financing or servicing agreements, if any, attached hereto as Exhibit D (collectively, "Forms"); provided, however, that Novation's award of this Agreement to Supplier will not constitute a commitment by any person to purchase any of the Products. Supplier will not impose any purchasing commitment on any Member as a condition to the Member's purchase of any Products pursuant to this Agreement. Supplier acknowledges that, in making its award to Supplier, Novation has materially relied on all representations, warranties and agreements made by Supplier as part of the Bid and that all such representations, warranties and agreements will survive acceptance of the Bid.

      b. USE OF NAMES, ETC. Supplier agrees that it will not use in any way in its promotional, informational or marketing activities or materials (i) the names, trademarks, logos, symbols or a description of the business or activities of Novation or any Client or Member without in each instance obtaining the prior written consent of the person owning the rights thereto; or (ii) the award or the content of this Agreement without in each instance obtaining the prior written consent of Novation.

      c. OPTIONAL PURCHASING OR LEASING ARRANGEMENTS. Supplier shall reserve the right to contract directly with each Member for Products included in this Agreement in exceptional circumstances; provided, however, Supplier shall use its best effort to give prior notice to Novation in writing of such exceptional circumstances and the essential terms of such agreement. Additional value required in such exceptional cases will be defined in an individual contract that will, at Novation's discretion, be an exhibit to the Supplier Agreement. Supplier shall maintain the Reporting Requirements and fees ("Fees") payable to Novation in Sections 5 and 7 for Products purchased through such independent contracts in recognition of the Novation contribution to and support for any such exceptional independent arrangement required. In addition, Supplier agrees to give Novation prior written notice and must obtain Novation's prior consent to any proposed offer Supplier wishes to make to any Member to sell products that are not covered by this Agreement in conjunction with Products covered by this Agreement under circumstances where the Member has no real economic choice other than to accept such terms.

      d. MARKET COMPETITIVE PRICING AND TERMS.

            - PRICING. Supplier will lower the Award Prices or increase any discount applicable to the purchase of the Products as necessary to assure market competitiveness, and in addition Supplier agrees to lower the Award Prices or increase any discount applicable to the purchase of the Products for a specific member or group of members at all times in the event Supplier offers a lower price to any similar competitor of such member or group of members.

            - NON-PRICE TERMS. Supplier will improve non-price terms, such as quality, technology or other non-price financial value as necessary to assure market competitiveness, and in addition Supplier agrees to adjust non-price terms for a specific member or group of members at all times in the event Supplier offers more favorable non-price terms to any competitor of such member or group of members.

If at any time during the Term Novation receives information from any source that indicates Supplier's pricing or non-price terms are not market competitive, Novation may provide written notice of such information to Supplier, and Supplier will, within five (5) business days for Novation's private label Products and within ten (10) business days for all other Products, advise Novation in writing of all adjustments necessary to assure market competitiveness.

      e. NOTIFICATION OF CHANGES IN PRICING TERMS. Supplier will provide not less than sixty (60) days' prior written notice to Novation and not less than forty-five (45) days' prior written notice to all Members of any change in pricing terms (such as list prices, discounts or pricing tiers or schedules) permitted or required by this Agreement.

      f. UNDERUTILIZED BUSINESSES. Certain Members may be required by law, regulation and/or internal policy to do business with underutilized businesses and Supplier will use its best efforts to assist Novation in helping Members meet these requirements by using its best efforts to comply with all Novation policies and programs with respect to such businesses. Novation, in its discretion, may make an award and/or negotiate another agreement with a HUB in addition to any sole or multi-source award.

      g. E-COMMERCE BUSINESS. Certain Members have chosen to utilize the service of the Marketplace@Novation(TM) through Novation's relationship with Neoforma, Inc. ("Neoforma"), to transact business associated with this Agreement with Supplier. To assist Novation in helping Members meet those needs, Supplier agrees to sign, prior to the issuance of any Award Letter, and use its best efforts to comply with the Novation E-Commerce Agreement attached hereto as Exhibit F and use its best efforts to support Novation's programs with respect to e-commerce.

3.    PRODUCT SUPPLY.

      a. DELIVERY AND INVOICING. On and after the Effective Date, Supplier agrees to use its best efforts to promptly deliver Products ordered by the Members to the Members, FOB destination, and will direct its invoices to the Members in accordance with this Agreement. Supplier agrees to prepay and invoice to Members, if any, for transporting Products to the Members. Payment terms are net 30 (thirty) days. Within seven (7) calendar days after receipt of a purchase order from a Member, Supplier will use its best effort to provide estimated lead time from the date of a Member's purchase order until delivery of the Product at the Member's location. The actual delivery lead times may be increased by the ordering Member based on its needs.

      b. RETURN OR RECALL OF PRODUCTS. Any Member, in addition to and not in limitation of any other rights and remedies, will have the right to return Products to Supplier, in accordance with Supplier's warranty policy as agreed to by Novation. In addition, Supplier will reimburse Members for any cost associated with the transporting to Supplier any Products subject to any corrective action, withdrawal requested by Supplier or required by any governmental entity. In the event a product recall or a court action impacting supply occurs, Supplier will use its best effort to notify Novation in writing within twenty-four (24) hours of any such recall or action. Supplier's obligations in this Subsection will survive the expiration or earlier termination of this Agreement.

      c. SUPPLIES. Supplies necessary for the operation of the Equipment will be made available by Supplier to the Members at the prices or discounts listed on Exhibit A. All warranties and guarantees will remain in force when supplies are purchased from Supplier or an authorized representative of Supplier.

      d. MANUALS/SCHEMATICS/INSPECTION PROCEDURES. Supplier will provide upon request to the Members two complete and unabridged sets of operator service manuals for each model of Equipment purchased or leased, including all subassemblies and peripheral devices (including those manufactured by others). The technical service manuals furnished to the Members will be at least as complete and comprehensive as those furnished to Supplier's technical service personnel and at a minimum must include theory of operation (including software), electrical and mechanical schematics, preventive maintenance procedure and schedules, replacement parts lists, and troubleshooting documentation. All updates to such manuals will be provided upon request to the applicable Members for a commercially reasonable price within two (2) weeks after the release of such updates.

      e. PRODUCT ACCEPTANCE. A period of thirty (30) days from the date of delivery will be given to the Members for the purpose of acceptance testing of the Equipment. Acceptance is deemed to have occurred when the Equipment is operating in accordance with the specifications set forth in Supplier's published documentation included in Exhibit E. Acceptance testing will include, but not limited to, safety testing, calibration, performance testing, documentation inspection and testing for adherence to specifications. Formal acceptance is as defined above and invoice payment will occur according to the terms agreed to between the Member and Supplier. If equipment fails the acceptance testing, the Member may, at its discretion, return the Equipment to the Supplier under warranty for repair or replacement. If the Equipment passes the acceptance testing, the Warranty Period for the Equipment will begin per the terms of Supplier's Warranty.

      f. SITE PREPARATION. Supplier will provide the Members with a specific description of pre-installation planning and site preparation services and site preparation costs at the time the Member requests a quote from Supplier.

      g. INSTALLATION/ASSEMBLY. When Member requests a quote from Supplier, Supplier will provide as part of the quote a detailed description of the installation and/or assembly requirements, including, but not limited to, electrical, mechanical (HVAC), structural (including seismic where applicable), and plumbing requirements. Based on past installations and a review of the Member's site, Supplier will provide an estimate of the cost that the Member will bear for each component of the installation and/or assembly, regardless if supplied by Supplier or the Member. The Member will specify whether Supplier or the Member will be responsible for the installation and/or assembly. If Supplier is specified as having responsibility for the installation and/or assembly, Supplier will include estimated dates and times for installation and/or assembly as part of the agreed delivery schedule referred to in Subsection 3.a. above. If the Member will be taking the responsibility for installation and/or assembly, Supplier will contact the individual selected by the Member that will be responsible for the installation and/or assembly of the Equipment.

      h. INSTALLATION/ENVIRONMENTAL ISSUES. Supplier will bear all costs associated with the removal of packaging, crating and other material associated with the installation of the Equipment. Supplier, at the discretion of the Member, will remove the retired equipment at a cost previously agreed to with the Member, including any expenses associated with the proper disposal of hazardous or other wastes.

      i. MEMBER SERVICES. Supplier will consult with each Member to identify the Member's policies relating to access to facilities and personnel. Supplier will use its best effort to comply with such policies and will establish a specific timetable for sales calls by sales representatives and, if applicable, service calls by service representatives, to satisfy the needs of the Member. Supplier will promptly respond to Members' reasonable requests for verification of purchase or leasing history.

      j. TRAINING. Supplier will provide in-service services for both operators and technical service staff of the Member at the Member's site at Supplier's own cost, unless otherwise agreed to by Novation, for the Equipment as requested by any Member. Supplier will provide follow-up in-service training as mutually agreed with the Member for the life of the Equipment at no additional charge regardless of where the services are performed.

4.    PRODUCT QUALITY.

      a. FREE FROM DEFECTS. Supplier warrants the Products, including, but not limited to, all attachments, subsystems and components thereof, against defects in material, workmanship, design and manufacturing for the warranty period set forth in Exhibit E attached hereto ("Warranty Period"). Supplier will make all necessary arrangements to assign such warranty to the Members. Supplier further represents and warrants that the Products will conform to the specifications, drawings, and samples furnished by Supplier or contained in the Non-Price Specifications and will be safe for their intended use. If any Products are defective and a claim is made by a Member on account of such defect during the Warranty Period, Supplier will repair or replace the Products in accordance with the Policy in Exhibit E. The warranties contained in the Subsection will survive any inspection, delivery, acceptance or payment by a Member. The Subsection and obligation contained herein will survive the expiration or earlier termination of this Agreement. The remedies set forth in this Subsection are in addition to and not a limitation on any rights or remedies that may be available against Supplier.

      b. NEW TECHNOLOGY. During the Term, Supplier will disclose to Novation new technology developed by Supplier which provides the same functionality as the Products or Equipment or any component thereof. Upon introduction of the new technology by Supplier, each Member will be provided the opportunity to upgrade any Equipment or component purchased, leased or ordered hereunder for the new technology in accordance with Schedule A. In the event Supplier fails to provide such option to the Members, Supplier and Novation will enter into good faith negotiations as to potential upgrade paths for Members to the new technology. In the event that Supplier and Novation fail to reach an agreed upon upgrade path,
(1) Novation will have the right to terminate any or all of the Products which have been superseded by such new technology providing the same functionality as the Products or

Equipment and (2) Novation may elect at its discretion to contract with one or more additional suppliers of comparatively similar new technology.

If at any time during the Term new technology (as defined by a Novation Council) for a product becomes available from any source which provides incremental patient care benefits and/or incremental safety benefits over technology currently available under this Agreement, Novation shall provide written notice of such information to Supplier and may elect to contract with a third party vendor, or terminate the Agreement and re-bid the category so Members have access to New Technology at all times. Such action will not constitute a breach of this Agreement by Novation.

      c. WARRANTY SERVICE. All warranty repairs will have [**] coverage at no additional charge where the Member will be allowed to determine whether the service response may be postponed until the following working day. During the Warranty Period, in the event portable Equipment is inoperable for any reason, Supplier agrees to provide a loaner of the Equipment of identical (compatible with the system the Member is using) or superior type to the Member at its site at no additional charge during the term of this Agreement. The loaner equipment will be available and delivered to the Member's site within twenty-four (24) hours of request at no charge to Member.

      d. REPLACEMENT PARTS. Replacement parts supplied by Supplier at any time, whether during or after the Warranty Period or the term of any service agreement, will be newly manufactured parts or assemblies, unless the Member agrees otherwise. In the case where new parts are not available, the service representative may install rebuilt parts in order to make the unit operational. Within [**] days after the repair, the rebuilt parts must be replaced with newly manufactured parts. The Member may retain parts removed from the Equipment and all parts that are not eligible for or are not returned by the Member for Supplier credit will remain the property of the Member. In all cases where Supplier is permitted to charge the Member for parts, Supplier will only replace and charge for parts necessary to bring the Equipment to operating condition. Supplier will warrant replacement parts and labor associated with such replacement parts for [**], or the period of time set forth in Supplier's standard warranty, whichever is longer.

      e. SERVICE RESPONSE TIME. Supplier guarantees a response time of one (1) hour by phone and for on-site as agreed to by the Member for all warranty, contract or time and materials service calls requested by any Member during the life of the Equipment.

      f. UPTIME GUARANTEE. For any calendar quarter during the Warranty Period and the term of any service agreement, Supplier guarantees that the Equipment will maintain a level of uptime equal to or better than [**]%. Uptime will be calculated using the following formula:

         UPTIME = ((T - TNF) X 100)/T

where "T" is the total number of hours that the Equipment is typically used per quarter (determined by multiplying the number of hours per day that the Equipment is typically used by the number of days per week that the Equipment is typically used, and multiplying the result by

13 weeks in a quarter), and "TNF" is the number of hours the Equipment or any component of the Equipment is not functional during the quarter (the hours calculated will only include those hours that the Equipment would typically be in use). If any portion of the total functionality of the Equipment is unavailable for operational use, the Equipment will be considered down. Downtime scheduled for preventive maintenance or any other scheduled event, including those for the convenience of Member, will not be included in the downtime calculation.

      Member will calculate uptime after each calendar quarter. If uptime is less than [**]%, any lost revenue suffered by the Member for downtime beyond the allowable [**]% during the quarter will be paid by Supplier to the Member. Lost revenue will be calculated by multiplying the number of procedures that would have been performed or the number of times the Equipment would have been used during any downtime times the Member's current charge rate per procedure or per use. The Member will give written notice to Supplier of its failure to meet the uptime requirement and the amount of lost revenues, and Supplier will pay such amount to the Member within thirty (30) days after receipt of the notice. In addition, Supplier will extend the Warranty Period or the service agreement without charge by one week for every hour the Equipment or component thereof is not operational beyond the allowable [**]%.

      g. PREVENTIVE MAINTENANCE. During the Warranty Period, Supplier will perform preventive maintenance according to the manufacturer's recommendations and the policies developed by the Member, at no charge to the Member. Supplier will supply the Member with a written procedure that will be followed by Supplier's representative during the preventive maintenance process. Reasonable additional testing will be performed by Supplier at no charge to the Member, upon request, to meet the requirements of procedures developed by the Member. The frequency of preventive maintenance and tests performed will comply with the manufacturer's recommendations, external codes (state, JCAHO, etc.), and all internal policies developed by the Member. During the Warranty Period, Supplier will provide preventive maintenance after hours at a cost agreed to with the Member.

      h. UPGRADES. A list of optional software available from Supplier, including costs for the software both during the Warranty Period and after the Warranty Period, is attached hereto as Exhibit A. Each Member will be given all upgrades to acquired software, including any software components of Equipment, from the date of issuance of the purchase order through the expiration of the Warranty Period, including penalty extensions, and thereafter during the term of any service agreement, at no charge to the Member. Arrangements will be made to install all software upgrades within two (2) weeks after the release of any software upgrade.

      i. CUSTOMIZATION SOFTWARE. Pricing relating to the customization of software and additional charges that the Member will incur for annual maintenance, training, documentation, backup, etc. is attached hereto as Exhibit A.

      j. OPERATIONAL SOFTWARE. The form of software licensure agreements available to the Members will be included as part of any quote requested by a Member. All software necessary to operate the Equipment, unless otherwise provided in any exhibit hereto, will be licensed to the Member upon acceptance of the Equipment pursuant to Subsection 3.f. above.

All new operational software that provides additional functionality must be submitted to Novation as an addition to Exhibit A.

      k. DIAGNOSTIC SOFTWARE. All software necessary to troubleshoot and maintain the Equipment will be supplied to the Member at no charge. The diagnostic software will be identical to that used by Supplier's service representative. Training for the use of diagnostic software will be included in the service training provided by Supplier, and Supplier's telephone support will also include assistance in diagnostic software operation. Training in the use of diagnostic software and diagnostic software upgrades will be offered by Supplier at no additional charge, unless previously agreed to by Novation and included as part of Exhibit A, to the Member for the life of the Equipment within the Member's facility. Software updates will be provided to the Member within two
(2) weeks after the update release.

      l. DATA CONVERSION/INTERFACES. In the event that the Equipment requires conversion of data at the time of installation or assembly, Supplier agrees to perform this conversion either manually or electronically at no charge to the Member. A schedule of Supplier's pricing for performing data conversion thereafter during the Warranty Period and after the warranty has expired is included in Exhibit A attached hereto. The data conversion will include all data requested by the Member in writing. Supplier will inform Member, in writing, of the length of time required to perform the conversion prior to the issuance of the purchase order and will perform the conversion within such time. Supplier will also include all interfaces requested by the Member at no charge, unless otherwise provided in Exhibit A, to connect the Equipment to other information systems owned by the Member and its affiliates.

      m. SERVICE CONTRACT CANCELLATION. The Member reserves the right to cancel any service agreement, without cause or penalty, with thirty (30) days prior written notification to Supplier. Payment reimbursement will be prorated and Supplier will separate costs for preventive maintenance and repair for the purpose of allocating expenses. Supplier will be required to leave the Equipment in certifiable condition as deemed by the Member. Supplier will not cancel the contract without a minimum of sixty- (60) day's prior written notification to the Member. Cancellation of the contract will not affect Supplier's response time and quality of support nor result in other penalties if the Member elects to use Supplier for time and materials repairs, perform the work in-house or obtain service from others.

      n. PRODUCT COMPLIANCE. Supplier represents and warrants to Novation, the Clients and the Members that the Products are, if required, registered, and to the best of Supplier's knowledge will not be distributed, sold, leased or priced by Supplier in violation of any federal, state or local law. Supplier represents and warrants that as of the date of delivery to the Members all Products will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and will not violate or cause a violation of any applicable law, ordinance, rule, regulation or order. Supplier agrees it will comply with all applicable Good Manufacturing Practices and Standards contained in 21 C.F.R. Parts 210, 211, 225, 226, 600, 606, 610, 640, 660, 680 and 820. Supplier
represents and warrants that it will provide adequate warnings and instructions to inform users of the Products of the risks, if any, associated with the use of the Products. Supplier's representations, warranties and agreements in this Subsection will survive the expiration or earlier termination of this Agreement.

      o. PRODUCT CONDITION. Unless otherwise stated in the Non-Price Specifications or unless agreed upon by a Member in connection with Products it may order, all Products will be new. Products, which are demonstrators, used, obsolete, seconds, or which have been discontinued are unacceptable unless otherwise specified in the Non-Price Specifications or the Member accepts delivery after receiving notice of the condition of the Products. A description of and pricing for demonstrators or refurbished Products is attached hereto as Exhibit A.

5. REPORTS AND OTHER INFORMATION REQUIREMENTS. Within twenty (20) days after the end of each full and partial calendar month during the Term ("Reporting Month"), Supplier will submit to Novation a report in form and content reasonably satisfactory to Novation ("Net Sales Report") and any other information during the time period required as set forth in the Information Requirements Guidebook. Such Guidebook may be found at the Novation website at www.novationco.com.

6. OBLIGATIONS OF NOVATION.

      a. INFORMATION TO MEMBERS. After issuing the Award Letter, Novation, in conjunction with the Clients, will deliver a summary of the purchasing and/or leasing arrangements covered by this Agreement to each Member and will, from time to time, at the request of Supplier, deliver to each Member reasonable and appropriate amounts and types of materials supplied by Supplier to Novation which relate to the purchase or lease of the Products.

      b. MARKETING SERVICES. Novation, in conjunction with the Clients, will market the purchasing and/or leasing arrangements covered by this Agreement to the Members. Such promotional services may include, as appropriate, the use of direct mail, contact by Novation's field service delivery team, member support services, and regional and national meetings and conferences. As appropriate, Novation, in conjunction with the Clients, will involve Supplier in these promotional activities by inviting Supplier to participate in meetings and other reasonable networking activities with Members.

7. FEES.

      a. CALCULATION. Supplier will pay to Novation, as the authorized collection agent for each of the Clients and certain of each Client's subsidiaries and affiliates, respectively (and not collectively), Fees belonging to any of the Clients or certain of their subsidiaries or affiliates equal to the Agreed Percentage of all Net Sales of the Products to the Members directly or indirectly from Supplier, whether under the pricing and other terms of this Agreement or under the terms of any other purchasing or pricing arrangements that may exist between the Members and Supplier. As used herein, Net Sales shall mean invoiced sales of Products less related Product returns. The "Agreed Percentage" will be defined in the Award Letter.

      b. PAYMENT. On or about the Effective Date, Novation will advise Supplier in writing of the amount determined by Novation to be Supplier's monthly estimated Fees. Thereafter, Supplier's monthly estimated Fees may be adjusted from time to time upon written notice from Novation based on actual purchase data. No later than the tenth
(10th) day of each month, Supplier will remit the monthly estimated Fees for such month to Novation. On a calendar quarterly basis, the payment shall be adjusted to reflect the reconciliation between the actual Fees payable with the estimated Fees actually paid. Such reconciliations will be made within forty
(40) days after the close of each calendar quarter.

The check amount should be reconcilable with the Fee calculation on the applicable sales and revenue report. The reconciliation of the previous quarters' estimated payments should be adjusted against the appropriate monthly estimated payment as scheduled above. Please also include this reconciliation information on the check remittance advice.

Aspect Medical Systems will pay a [**] base fee as a contract "access" fee. Additional fees may be earned as Novation grows its business at a greater rate than Aspect's all other company business. The company growth numbers are published quarterly and available to the public. Please refer to the "Fee Schedule for Novation Contract 2004".

                                  Q1 - 2003 ACTUAL    Q1 - 2004 ACTUAL    GROWTH RATE
                                  ----------------    ----------------    -----------
Aspect Company                          $[**]               $[**]            [**]%
Novation Actual                         $[**]               $[**]            [**]%
Aspect Company Actual w/o               $[**]               $[**]            [**]%
Novation
Novation Growth Rate compared
to Aspect Company w/o Novation                                               [**]%

Fee checks must be made payable to NOVATION, LLC and sent to:

      If Sent By FIRST CLASS MAIL:

               NOVATION, LLC
               75 REMITTANCE DR., SUITE 1420
               CHICAGO, IL  60675-1420

      If Sent Via COURIER (i.e., Federal Express, United Parcel Service, Messenger):

              THE NORTHERN TRUST COMPANY
              350 NORTH ORLEANS STREET
              RECEIPT & DISPATCH 8TH FLOOR
              CHICAGO, IL 60654

              ATTN: NOVATION, LLC, LOCKBOX NUMBER 1420
              TELEPHONE NO. (312) 444-3576

On the airbill please remember to list the bank's telephone number, as recipient at this location. You should also include your telephone number as the sender.

IMPORTANT REMINDER: ALL checks for Fees should be made payable to NOVATION, LLC, regardless of whether they are sent first-class mail or by courier. UNDER NO CIRCUMSTANCES SHOULD CHECKS BE MADE PAYABLE TO THE NORTHERN TRUST COMPANY.

8.    COMPLIANCE WITH LAW AND GOVERNMENT PROGRAM PARTICIPATION.

      a. COMPLIANCE WITH LAW. Supplier represents and warrants that to the best of its knowledge, after due inquiry, it is, and for the Term shall use its best efforts to be, in compliance with all federal, state and local statutes, laws, ordinances and regulations applicable to it ("Legal Requirements") which are material to the operation of its business and the conduct of its affairs, including Legal Requirements pertaining to the safety of the Products, occupational health and safety, environmental protection, nondiscrimination, antitrust, and equal employment opportunity. In the event of Supplier's failure to comply with the foregoing, Novation will have the right to immediately terminate any or all of the Product(s) subject to such failure, with notice to Supplier, or to terminate this Agreement in its entirety pursuant to Section 12.a. During the Term, Supplier will: Use its best efforts to promptly notify Novation of any lawsuits, claims, administrative actions or other proceedings asserted or commenced against it which assert in whole or in part that Supplier is in noncompliance with any Legal Requirement which is material to the operation of its business and the conduct of its affairs.

      b. GOVERNMENT PROGRAM PARTICIPATION. Supplier represents and warrants that it is not excluded from participation, and is not otherwise ineligible to participate, in a "Federal health care program" as defined in 42 U.S.C. Section 1320a-7b(f) or in any other government payment program. In the event Supplier is excluded from participation, or becomes otherwise ineligible to participate in any such program during the Term, Supplier will use its best effort to notify Novation in writing within three (3) days after such event, and upon the occurrence of such event, whether or not such notice is given to Novation, Novation may immediately terminate this Agreement upon written notice to Supplier.

9.    INSURANCE.

      a. POLICY REQUIREMENTS. Supplier will maintain and keep in force during the Term product liability, general public liability, and property damage insurance against any insurable claim or claims, which might or could arise regarding Products, purchased or leased from Supplier. Such insurance will contain a minimum combined single limit of liability for bodily injury and property damage in the amounts of not less than $2,000,000 per occurrence and $10,000,000 in the aggregate and will name Novation, the Clients and the Members, as their interests may appear, as additional insureds. Supplier will provide to Novation in its Bid and thereafter within fifteen (15) days after Novation's request, an insurance certificate indicating the foregoing coverage, issued by an insurance company licensed to do business in the relevant states and signed by an authorized agent.

      b. SELF-INSURANCE. Notwithstanding anything to the contrary in Subsection
a. above, Supplier may maintain a self-insurance program for all or any part of the foregoing liability risks, provided such self-insurance policy in all material respects complies with the requirements applicable to the product liability, general public liability and property damage insurance set forth in Subsection a.

      c. AMENDMENTS, NOTICES AND ENDORSEMENTS. Supplier will not amend, in any material respect that affects the interests of Novation, the Clients or the Members, or terminate said liability insurance or self-insurance program except after thirty (30) days' prior written notice to Novation and will provide to Novation copies of all notices and endorsements as soon as practicable after it receives or gives them.

10. INDEMNITY. SUPPLIER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS NOVATION, THE CLIENTS, THE MEMBERS AND THE AUTHORIZED DISTRIBUTORS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, REGENTS, AGENTS, SUBSIDIARIES, AFFILIATES AND EMPLOYEES (COLLECTIVELY, THE "NOVATION INDEMNITEES"), AGAINST ANY LIABILITY, CLAIM, DAMAGE, COST, FINES, PENALTIES, LOSS OR EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS', ACCOUNTANTS' AND CONSULTANTS' FEES AND COURT COSTS), INCURRED BY OR IMPOSED UPON THEM IN CONNECTION WITH ANY CLAIMS, SUITS, ACTIONS, DEMANDS OR JUDGMENTS ARISING OUT OF: (A) THE BODILY INJURY, PROPERTY DAMAGE OR INJURY CAUSED BY ANY OF THE EQUIPMENT COVERED BY THE AGREEMENT, INCLUDING, BUT NOT LIMITED TO, INDEMNITEES CLAIMS WHICH ARISE IN RELATION TO THIRD-PARTY CLAIMS, PROVIDED THAT SUCH CLAIMS, SUITS, AND JUDGMENTS AND COSTS ("LOSSES") ARISE FROM OR ARE RELATED TO A DEFECT IN THE DESIGN, MANUFACTURE OR REPAIR (TO THE EXTENT THE REPAIR IS PERFORMED BY SUPPLIER OR ITS AGENTS) OF SUCH PRODUCTS COVERED BY THE AGREEMENT OR THE USE OF SUCH PRODUCTS IN ACCORDANCE WITH ITS USER DOCUMENTATION MOST RECENTLY PROVIDED, OR (B) THE ACTS OR OMISSIONS OF SUPPLIER AND ITS EMPLOYEES AND AGENTS ACTING UNDER ITS CONTROL OR SUPERVISION. IF NOVATION INDEMNITEE BECOMES AWARE OF A PRODUCT LIABILITY CLAIM WHICH MIGHT GIVE RISE TO A RIGHT OR OBLIGATION OF INDEMNIFICATION AND DEFENSE AS PROVIDED HEREIN, NOVATION INDEMNITEE SHALL PROMPTLY NOTIFY SUPPLIER. SUPPLIER SHALL NOT BE RESPONSIBLE FOR LOSSES TO THE EXTENT OF A NOVATION INDEMNITEE'S IMPROPER OR UNAUTHORIZED USE OF THE EQUIPMENT AND/OR PRODUCTS COVERED UNDER THE AGREEMENT OR THE ACT OR FAILURE TO ACT OF A NOVATION INDEMNITEE CAUSED THE LOSS. IN ADDITION, SUPPLIER REPRESENTS AND WARRANTS THAT SALE OR USE OF THE PRODUCTS WILL NOT INFRINGE ANY UNITED STATES PATENT AND WILL, AT ITS OWN EXPENSE, DEFEND EVERY SUIT WHICH WILL BE BROUGHT AGAINST NOVATION OR A MEMBER FOR ANY ALLEGED INFRINGEMENT OF ANY PATENT BY REASON OF THE SALE OR USE OF THE PRODUCTS AND WILL PAY ALL COSTS, DAMAGES AND PROFITS RECOVERABLE IN ANY SUCH SUIT. THIS SECTION AND THE OBLIGATIONS CONTAINED HEREIN WILL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT. THE REMEDIES SET FORTH IN THIS SECTION ARE IN ADDITION TO AND NOT A LIMITATION OF ANY OTHER RIGHTS OR REMEDIES THAT MAY BE AVAILABLE AGAINST SUPPLIER

NOVATION WILL INDEMNIFY, HOLD HARMLESS, AND, IF REQUESTED, DEFEND SUPPLIER, AND ITS OFFICERS, DIRECTORS, REGENTS, AGENTS, SUBSIDIARIES, AFFILIATES AND EMPLOYEES (COLLECTIVELY, THE "SUPPLIER INDEMNITEES"), FROM AND AGAINST ANY CLAIMS, LIABILITIES, DAMAGES, ACTIONS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION,

REASONABLE ATTORNEYS' FEES, EXPERT FEES AND COURT COSTS) OF ANY KIND OR NATURE, WHETHER AT LAW OR IN EQUITY, ARISING FROM OR CAUSED IN ANY PART BY THE BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF NOVATION CONTAINED IN THIS AGREEMENT. SUCH INDEMNIFICATION SHALL HOLD HARMLESS AND RIGHT TO DEFENSE WILL NOT BE APPLICABLE TO THE EXTENT THE CLAIM, LIABILITY, DAMAGE, ACTION, COST OR EXPENSE ARISES AS A RESULT OF AN ACT OR FAILURE TO ACT OF THE SUPPLIER INDEMNITEES. THIS SECTION AND THE OBLIGATIONS CONTAINED HEREIN WILL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT. THE REMEDIES SET FORTH IN THIS SECTION ARE IN ADDITION TO AND NOT A LIMITATION ON ANY RIGHTS OR REMEDIES THAT MAY BE AVAILALBLE AGAINST NOVATION

INDEMNIFICATION SHALL BE CONDITIONED ON THE INDEMNIFYING PARTY: A) RECEIVEING PROMPT NOTICE FROM INDEMNITEE OF ANY SUIT OR PROCEEDING, B) REASONABLE ASSISTANCE WITH RESPECT TO THE DEFENSE OF A CLAIM, C) SOLE CONTROL OF THE DEFENSE.

SUPPLIER SHALL NOT BE REQIRED TO INDEMNIFIY FOR PATENT INFRINGEMENT WHERE: A) THE INFRINGEMENT IS CAUSED BY USE OF ANY PRODUCT IN COMBINATION WITH A PRODUCT, PART OR ACCESSORY NOT SUPPLIED OR AUTHORIZED BY SUPPLIER WHERE THE PRODUCT WHEN USED BY ITSELF WOULD NOT BE INFRINGING, B) USE OF ANY PRODUCT IN A MANNER NOT RECOMMENDED BY SUPPLIER OR FOR WHICH PRODUCT WAS NOT DESIGNED, C) ANY PRODUCT MANUFATURED TO SPECIFICATIONS, DESIGNS OR INSTRUCTIONS OF INDEMNITEE, D) ANY PRODUCT THAT HAS BEEN MODIFIED IN ANY WAY BY ANYONE OTHER THAN AN EMPLOYEE OR AGENT OF SUPPLIER WHERE THE MODIFICATION HAS CAUSED THE INFRINGEMENT.

11. BOOKS AND RECORDS; FACILITIES INSPECTIONS. Supplier agrees to keep, maintain and preserve complete, current and accurate books, records and accounts of the transactions contemplated by this Agreement and such additional books, records and accounts as are necessary to establish and verify Supplier's compliance with this Agreement. All such books, records and accounts will be available for inspection and audit by Novation representatives at any time during the Term and for two (2) years thereafter, but only during reasonable business hours and upon reasonable notice. Novation agrees that its routine audits will not be conducted more frequently than twice in any consecutive twelve (12) month period, subject to Novation's right to conduct special audits whenever it deems it to be necessary. In addition, Supplier will make its manufacturing and packaging facilities available for inspection from time to time during the Term by Novation representatives, but only during reasonable business hours and upon reasonable notice. The exercise by Novation of the right to inspect and audit is without prejudice to any other or additional rights or remedies of either party. The cost of any inspection or audit shall be borne solely by Novation.

12. TERMINATION. Either party may terminate this Agreement at any time for any reason whatsoever by delivering not less than ninety (90) days' prior written notice thereof to the other. In addition, either party may terminate this Agreement immediately by delivering written notice thereof to the other upon the occurrence of either of the following events:

            (a) The other party breaches this Agreement and does not cure such breach within thirty (30) days of receipt of such notice, except for Supplier's monetary breach or breach of Compliance with Laws, for which a cure period shall not be allowed; or

            (b) The other party becomes bankrupt or insolvent or makes an unauthorized assignment or goes into liquidation or proceedings are initiated for the purpose of having a receiving order or winding up order made against it or the other party and applies to the courts for protection from its creditors.

13.   CONFIDENTIAL INFORMATION.

      a. NONDISCLOSURE. Supplier agrees that it will:

            (1) keep strictly confidential and hold in trust all Confidential Information, as defined in Subsection 13.b. below, of Novation, the Clients and the Members;

            (2) not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement, without the prior written consent of Novation;

            (3) not disclose the Confidential Information to any third party (unless required by law) without the prior written consent of Novation; and

            (4) not later than thirty (30) days after the expiration or earlier termination of this Agreement, return to Novation, the Client or the Member, as the case may be, the Confidential Information.

      b. DEFINITION. "Confidential Information," as used in Subsection 13.a. above, will consist of all information relating to the prices and usage of the Products (including all information contained in the reports produced by Supplier pursuant to Section 5 above) and all documents and other materials of Novation, the Clients and the Members containing information relating to the programs of Novation, the Clients or the Members of a proprietary or sensitive nature not readily available through sources in the public domain.

      c. HIPAA. If a Member determines, in its sole reasonable discretion, that Supplier is a "business associate," as that term is defined in the privacy rules promulgated pursuant to The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") codified at 42 CFR Parts 160 and 164, Supplier will negotiate with Member a mutually acceptable written agreement which will govern Supplier's access to "protected health information" as defined under HIPAA (a "Business Associate Contract").

14.   MISCELLANEOUS.

      a. CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Texas and the Texas courts will have jurisdiction over all matters relating to this Agreement; provided, however, the terms of any agreement between Supplier and a Member will be governed by and construed in accordance with the choice of law and venue provisions set forth in such agreement.

      b. NO ASSIGNMENT. No assignment of all or any part of this Agreement may be made without the prior written consent of the other party. As used herein, "assignment" shall mean a transfer by virtue of operation of law, under an order of any court, or pursuant to any plan of merger, consolidation or sale of stock or assets. Any assignment of all or any part of this Agreement by either party will not relieve that party of the responsibility of performing its obligations hereunder to the extent that such obligations are not satisfied in full by the assignee. This Agreement will be binding upon and inure to the benefit of the parties' respective successors and assigns.

      c. NOTICES. Except as otherwise expressly provided herein, all notices or other communications required or permitted under this Agreement will be in writing and will be deemed sufficient when mailed by United States mail, or delivered in person to the party to which it is to be given, at the address of such party set forth below:

If to Supplier:

      To the address set forth by Supplier in the Bid

If to Novation:

      Novation
      Attn:  General Counsel
      125 East John Carpenter Freeway
      Irving, TX  75062-2324

Or such other address as the party will have furnished in writing in accordance with the provisions of this Subsection.

      d. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Each party will, at its own expense, take such action as is reasonably necessary to defend the validity and enforceability of this Agreement and will cooperate with the other party as is reasonably necessary in such defense.

      e. ENTIRE AGREEMENT. This Agreement, together with the exhibits listed below, will constitute the entire agreement between Novation and Supplier. This Agreement, together with the exhibits listed below and each Member's purchase and/or lease order and/or other applicable Form will constitute the entire agreement between each Member and Supplier. In the event of any inconsistency between this Agreement and a Member's purchase and/or lease order and/or other applicable Form, the terms of this Agreement will control, except that the Member's purchase and/or lease order and/or other applicable Form will supersede Sections 3 and 4 of this Agreement in the event of any inconsistency with such Sections. No other terms and conditions in any document, acceptance, or acknowledgment will be effective or binding unless expressly agreed to in writing. Where the exhibits contradict the Agreement terms and conditions, the Agreement will control. The following exhibits are incorporated by reference in this Agreement:

Exhibit A  Product and Service Description and Pricing

Exhibit B  Non-Price Specifications

Exhibit C  Award Letter

Exhibit D  Forms of Purchase, Lease, License, Financing and/or Service
           Agreements

Exhibit E  Warranty

Exhibit F  Novation E-Commerce Agreement

SUPPLIER:  Aspect Medical Systesms, Inc.

ADDRESS:   141 Needham Street
           Newton, MA  02464
           ------------------------------------

SIGNATURE: /s/ J. Neal Armstrong
           ------------------------------------

TITLE:     CFO                                    DATE: 1-27-2005

                                    EXHIBIT A

                   PRODUCT AND SERVICE DESCRIPTION AND PRICING

SENSOR PRICING SCHEDULE

                                                  TIER 2  TIER   TIER   TIER   TIER  TIER 7  TIER    TIER   TIER 10
                                         TIER 10- 1000-  32000- 43000- 55000- 67500- 10000- 815000- 920000- 25000-  TIER 11
DESCRIPTION       PART #  UOM LIST PRICE   999     1999   1999   4999   7499   9999  14999   19999   24999   29999  30000+
QUATRO SENSOR    186-0106  EA    [**]      [**]    [**]   [**]   [**]   [**]   [**]   [**]    [**]    [**]    [**]    [**]
PEDIATRIC SENSOR 186-0110  EA    [**]      [**]    [**]   [**]   [**]   [**]   [**]   [**]    [**]    [**]    [**]    [**]
EXTEND SENSOR    186-0160  EA    [**]      [**]    [**]   [**]   [**]   [**]   [**]   [**]    [**]    [**]    [**]    [**]
STANDARD SENSOR  186-0100  EA    [**]      [**]    [**]   [**]   [**]   [**]   [**]   [**]    [**]    [**]    [**]    [**]

NOTES:

1. Price tiers are based on total annual volume per hospital

2. Signed Letter of Particpation (LOP) required to receive discount on Tier 2 volumes and above

2. Sensors are sold in boxes of [**] units

HARDWARE PRICING SCHEDULE

                                              TIER 1  TIER 2  TIER 3  TIER 4
DESCRIPTION         PART #   UOM  LIST PRICE    1      2-9    10-19    20+
A2000 XP
Monitoring System  186-0118   EA     $[**]     $[**]   $[**]   $[**]   $[**]
A2000 XP
Upgrade Kit        186-0125   EA     $[**]     $[**]   $[**]   $[**]   $[**]

                                    EXHIBIT B

                            NON-PRICE SPECIFICATIONS

I. TERM:

Agreement term shall be from FEBRUARY 15, 2005 TO FEBRUARY 14, 2008 with two one-year options at Novation's sole discretion.

II. FEES:

Access Fee                                 [**]
[**]% above company average                [**]
[**]% above company average                [**]
[**]% above company average                [**]
[**]%+ above company average*              [**]

*Company average is defined as all other Aspect business, less Novation. Novation results will then be compared to all other Aspect business. See Attachment 1 to Exhibit B.

                                                                     NOVATION(R)
                                                 The Supply Company of VHA & UHC

                                                 125 East John Carpenter Freeway
                                                                      Suite 1500
                                                           Irving, TX 75062-2324

                                                                 P.O. Box 140909
                                                           Irving, TX 75014-0909
                                                                    972/581-5000

                                    EXHIBIT C

                                  AWARD LETTER

January 12, 2005

J. Neal Armstrong
Chief Finance Officer
Aspect Medical Systems, Inc.
141 Needham Street
Newton, MA  02464

            SUBJECT: ACCEPTANCE OF BID (SUPPLIER AGREEMENT #MS40292)

Dear Mr. Armstrong,

Novation, LLC ("Novation"), acting in its capacity as agent for VHA, UHC, and HPPI, respectively (and not collectively) and certain of their respective subsidiaries and affiliates, accepts your dual source supplier proposal for Level of Sedation Monitors in response to our Invitation To Bid for Level of Sedation Monitors dated March 24, 2004, which was signed and dated by you on December 2, 2004. The Supplier Agreement, to which this letter will be attached as an Exhibit, will represent the final agreement between the parties for Level of Sedation Monitors.

The "Agreed Percentage" for the Fee will be [**] to [**] ([**] to [**]) as indicated in Exhibit B to the Supplier Agreement.

The term of this Agreement will be for a period of three years, effective February 15, 2005, with two one-year renewal options at Novation's discretion. In addition, please be advised that Novation may elect to contract with Historically Underutilized Business (HUB) manufacturers for such products.

Novation looks forward to a successful implementation of this Agreement.

Sincerely,

/s/ Eldon Petersen
---------------------------

Eldon Petersen
Group Senior Vice President
Novation, LLC

                                    EXHIBIT D

                  FORMS OF PURCHASE, LEASE, LICENSE, FINANCING

                            AND/OR SERVICE AGREEMENTS

AGREEMENT NUMBER _______________  CUSTOMER PURCHASE ORDER NUMBER_______________

CUSTOMER NAME                             ADDRESS
Institution Name                          Address
CITY                        COUNTY        STATE              ZIP      ATTENTION
City                                      STATE              ZIP CODE
SUPPLIER                                  ADDRESS
Aspect Medical Systems, Inc.              141 Needham Street
CITY                        STATE         ZIP                         ATTENTION
Newton                      MA            02464-1505           Customer Services
      Term of Agreement                                                12 Months

                                          186-0106    186-0110     186-0160
            ANNUAL VOLUME                  QUATRO     PEDIATRIC     EXTEND
            OF BIS SENSORS                 SENSOR      SENSOR       SENSOR
(CHECK BOX TO INDICATE ANNUAL VOLUME)      PRICE        PRICE       PRICE
-------------------------------------     --------    ---------    --------
[ ] Up to 999 Sensors                      $ [**]        [**]        [**]
[ ] From 1,000 up to 1,999 Sensors         $ [**]        [**]        [**]
[ ] From 2,000 up to 2,999 Sensors         $ [**]        [**]        [**]

                                Product Schedule

Aspect Medical Systems, Inc. invites you to participate in Aspect's Sensor Volume Program which is outlined above. This program is designed to offer you, as a valued Aspect customer, a pricing program that gives you the opportunity to LOWER YOUR BIS(R) SENSOR UNIT PRICE by exclusively using the BIS XP Monitoring System as your consciousness monitor.

As a part of this program, Aspect will perform a periodic business review and work with your institution to increase the adoption of BIS technology across a wider array of BIS eligible procedures. Performance against this program will be reviewed annually. Future price adjustments will occur automatically, and will not require a new signed agreement. Aspect will notify customer in writing 30 days prior to any future price adjustments.

This Agreement it will automatically renew upon expiration of the initial term. This agreement is cancelable at anytime by either party in writing with a 30 day prior notice.

ASPECT MEDICAL SYSTEMS, INC.                    Institution Name
(SUPPLIER)                                      (CUSTOMER NAME)

_______________________________                 ____________________________
DATE ACCEPTED                                   DATE

_______________________________                 ____________________________
BY (AUTHORIZED SIGNER)                          BY (AUTHORIZED SIGNER)

                                                ____________________________
                                                PRINT NAME

                                                ____________________________
                                                TITLE

                             SENSOR VOLUME PROGRAM

[ASPECT LOGO]                                                    [NOVATION LOGO]

141 NEEDHAM STREET                                        Telephone 800-442-8655
NEWTON, MA 02464-1505                                               617-559-7000
                                                                Fax 617-559-7980

1. PRICES AND TAXES

Except as expressly set forth on the face hereof, prices are exclusive of all excise, sales, use, transfer and other taxes and duties imposed with respect to the products or their sale by any federal, state, municipal or other governmental authority, all of which taxes must be paid by the Purchaser. Purchaser is responsible for obtaining and providing to Aspect any certificate of exemption or similar document required to exempt any sale from sales, use or similar tax liability.

2. TERMS AND METHOD OF PAYMENT

If Purchaser establishes and maintains open account credit with Aspect, payment terms shall be net 30 days from date of receipt of invoice, unless otherwise indicated on the face hereof. To the extent permitted by applicable law, overdue payments will be subject to finance charges computed at a periodic rate of 1-1/2% per month (18% per year). Aspect reserves the right, in its sole discretion, to require payment on a COD basis, to require full or partial payment in advance or to revoke any credit previously extended.

3. SHIPMENT

Shipping terms are F.O.B. Shipping Point. Unless Purchaser instructs Aspect otherwise, Aspect will select a carrier and arrange shipment and appropriate freight, packing and related charges will be added to the invoice. Aspect will use reasonable efforts to meet requested delivery dates, but will not be liable for failure to do so.

4. DESTINATION CONTROL STATEMENT

These commodities, software, or technologies are exported from the United States in accordance with the Export Administration Regulations. Diversion contrary to U.S. law is prohibited.

5. RETURNED PRODUCTS POLICY

Aspect shall have no obligation to accept Product returns except for returns under warranty.

6. WARRANTY

Aspect warrants to the initial Purchaser that the "Warranted Product" purchased hereunder will be free from defects in workmanship or materials, when given normal, proper, and intended usage for a specified period ("Warranty Period") from the date of its initial shipment to Purchaser. "Warranted Products" consist solely of those Aspect products for which express warranties are given and Warranty Periods are stated in Aspect's price list or in the user manuals or product inserts for such products. Excluded from this warranty are expendable components and supply items such as, but not limited to, electrodes, cables, and prep solutions. Aspect's obligations under this warranty are to repair or replace any Warranted Product (or part thereof) that Aspect reasonably determines to be covered by this warranty and to be defective in workmanship or materials provided that the Purchaser has given notice of such warranty claim within the Warranty Period and the Warranted Product is returned to the factory with freight prepaid. Repair or replacement of Products under this warranty does not extend the Warranty Period.

To request repair or replacement under this warranty, Purchaser should contact Aspect at 141 Needham Street, Newton, Massachusetts 02464, 800-442-7688 or 617-559-7000. Aspect will authorize Purchaser to return the Warranted Product (or part thereof) to Aspect. Aspect shall determine whether to repair or replace Products and parts covered by this warranty and all Products or parts replaced shall become Aspect's property. In the course of warranty service, Aspect may but shall not be required to make engineering improvements to the Warranted Product or part thereof. If Aspect reasonably determines that a repair or replacement is covered by the warranty, Aspect shall bear the costs of shipping the repaired or replacement Product to Purchaser. All other shipping costs shall be paid by Purchaser. Risk of loss or damage during shipments under this warranty shall be borne by the party shipping the Product. Products shipped by Purchaser under this warranty shall be packaged in the original shipping container or equivalent packaging to protect the Product. If Purchaser ships a Product to Aspect in unsuitable packaging, any physical damage present in the Product on receipt by Aspect (and not previously reported) will be presumed to have occurred in transit and will be the responsibility of Purchaser.

This warranty does not extend to any Warranted Products or parts thereof: that have been subject to misuse, neglect or accident; that have been damaged by causes external to the Warranted Product, including but not limited to failure of or faulty electrical power; that have been used in violation of Aspect's instructions; that have been affixed to any nonstandard accessory attachment; on which the serial number has been removed or made illegible; that have been modified by anyone other than Aspect; or that have been disassembled, serviced, or reassembled by anyone other than Aspect, unless authorized by Aspect. Aspect shall have no obligation to make repairs, replacements, or corrections which result, in whole or in part, from normal wear and tear. Aspect makes no warranty
(a) with respect to any products that are not Warranted Products, (b) with respect to any products purchased from a person other than Aspect or an Aspect - authorized distributor or (c) with respect to any product sold under a brand name other than Aspect.

THIS WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY FOR ASPECT'S PRODUCTS, EXTENDS ONLY TO THE PURCHASER AND IS EXPRESSLY IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ASPECT'S MAXIMUM LIABILITY ARISING OUT OF THE SALE OF THE PRODUCTS OR THEIR USE, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PAYMENTS RECEIVED BY ASPECT IN CONNECTION THEREWITH. ASPECT SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS, DAMAGE OR EXPENSE (INCLUDING WITHOUT LIMITATION LOST PROFITS) DIRECTLY OR INDIRECTLY ARISING FROM THE SALE, INABILITY TO SELL, USE OR LOSS OF USE OF ANY PRODUCT. EXCEPT AS SET FORTH HEREIN, ALL PRODUCTS ARE SUPPLIED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.

7. SOFTWARE/FIRMWARE

Aspect retains title and all ownership and intellectual property rights to any software and/or firmware included in the Products acquired by Purchaser hereunder. Aspect and Purchaser intend and agree that such software/firmware is being licensed and not sold. Aspect hereby grants to Purchaser a nonexclusive license to use such software/firmware and related documentation in connection with Purchaser's use of the Products. Purchaser may not modify, enhance or otherwise change or supplement the software/firmware provided hereunder without Aspect's written consent. The source code for the software/firmware supplied hereunder will not be disclosed to Purchaser and Purchaser may not disassemble, decompile or reverse engineer the software/firmware supplied hereunder. Purchaser may not reproduce or disclose to any third party any portion of such software/firmware and related documentation, and may transfer it only in conjunction with a transfer of the Product and subject to these restrictions. Certain of the software/firmware provided by Aspect may be owned by one or more third parties and licensed to Aspect. Such third parties retain ownership of and title to such products and such software/firmware is being sublicensed to Purchaser. The warranty and indemnification provisions set forth herein shall not apply to software/firmware owned by third parties and provided hereunder.

8. PATENT INDEMNITY

Aspect shall defend or settle, at its own expense, any suit or proceeding against Purchaser in a United States court for direct infringement by the Products of any valid United States patent, copyright or trade secret. Aspect shall pay all damages and costs not exceeding the total purchase price of such Products finally awarded against Purchaser in any such suit or proceeding because of direct infringement. Aspect's obligations under this paragraph 8 are conditioned on Aspect receiving (a) prompt notice from Purchaser of commencement of any suit or proceeding or any claim of infringement, (b) copies of all written communication relating to such suit or proceeding or any claim of infringement, (c) full assistance, information, cooperation and authority from Purchaser with respect to defense or settlement of same. Aspect shall not be bound by any settlement made without Aspect's prior written consent. Aspect shall have no obligations or liability to Purchaser to the extent that any infringement or claim thereof is based upon (a) use of any Product in combination with any product, part or accessory not supplied by Aspect where the Product itself would not be infringing, (b) use of any Product in a manner not recommended by Aspect or for which it was not designed, (c) any Product manufactured in accordance with Purchaser's designs, specifications or instructions or by any party other than Aspect, (d) any Product that has been altered or modified in any way by anyone other

Form VPA Rev. 1.00

                                                                    Page 2 of 28
                                                               December 20, 2004

                             SENSOR VOLUME PROGRAM

[ASPECT LOGO]                                                    [NOVATION LOGO]

141 NEEDHAM STREET                                        Telephone 800-442-8655
NEWTON, MA 02464-1505                                               617-559-7000
                                                                Fax 617-559-7980

than an employee or agent of Aspect or (e) any claims of infringement of any patent, copyright, or trade secret in which Purchaser or any affiliate or customer of Purchaser has an interest or license. This paragraph 8 states Aspect's sole and exclusive liability for any claim of any third party by way of infringement or the like. No sale of any Product shall be construed as granting to Purchaser any license or any other proprietary or intellectual property rights applicable to the products. Purchaser may not alter or remove, and shall abide by, any patent, trademark, copyright, trade secret, proprietary or other notices contained on or in the Products.

9. USE INDEMNIFICATION

Purchaser assumes and agrees to indemnify, defend and keep harmless Aspect, its agents and employees and any assignee of Aspect's rights, obligations, title or interests hereunder (collectively, the "Indemnitees"), from and against any and all claims, liabilities, damages, expenses, judgments and losses (including reasonable attorneys' fees) arising from a) Purchaser's breach of any of its obligations hereunder, and b) Purchaser's use and/or misuse of the products.

10. EXCUSABLE DELAYS

In the event that Aspect is prevented from performing, or is unable to perform, any obligations hereunder due to any cause beyond Aspect's reasonable control, and has given prompt written notice to Purchaser, Aspect shall be excused from such performance to the extent of such prevention.

11. TERMINATION; DEFAULT

Either party may, by written notice to the other, terminate this Agreement in any one or more of the following events: (a) failure of the other party to pay any monies when due hereunder if such default continues for 30 days or more after written notice to such other party; (b) material failure of the other party to observe, keep or perform any covenant, term or condition herein, if such default continues for 10 days or more after written notice to such other party; or (c) the other party is insolvent or has made an assignment by operation of law or otherwise of this Agreement or any of its rights hereunder for the benefit of creditors. .

12. GENERAL

The rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced as a sealed instrument in accordance with the laws of the State of Mississippi. No representation, promise, modification or amendment shall be binding on either party as a warranty or otherwise unless in writing and signed on behalf of such party by a duly authorized representative. Purchaser may not delegate any duties or assign any rights or claims hereunder without Aspect's prior written consent, and any such attempted assignment shall be void. Any Purchase Order issued by Purchaser in conjunction with this Agreement shall be for billing purposes only and shall not be incorporated into this Agreement.

Form VPA Rev. 1.00

                                                                    Page 3 of 28
                                                               December 20, 2004

                                    EXHIBIT E

                                    WARRANTY

Aspect warrants to the initial Purchaser that the "Warranted Equipment" purchased hereunder will be free from defects in workmanship or materials, when given normal, proper, and intended usage, for a specified period ("Warranty Period") from the date of its initial shipment to Purchaser. "Warranted Equipment" consists solely of those Aspect products for which express warranties are given and Warranty Periods are stated in Aspect's price list or in user manuals or product inserts for such products. Excluded from this warranty are expendable components and supply items such as, but not limited to, electrodes, cables, and prep solutions. Aspect's obligations under this warranty are to repair or replace any Warranted Equipment (or part thereof) that Aspect reasonably determines to be covered by this warranty and to be defective in workmanship or materials provided that the Purchaser has given notice of such warranty claim within the Warranty Period and the Warranted Equipment is returned to the factory with freight prepaid. Repair or replacement of Equipment under this warranty does not extend the Warranty Period.

To request repair or replacement under this warranty, Purchaser should contact Aspect at 141 Needham Street, Newton, Massachusetts 02464, 800-442-7688 or 617-559-7000. Aspect will authorize Purchaser to return the Warranted Equipment (or part thereof) to Aspect. Aspect shall determine whether to repair or replace Equipment and parts covered by this warranty and all Equipment or parts replaced shall become Aspect's property. In the course of warranty service, Aspect may but shall not be required to make engineering improvements to the Warranted Equipment or part thereof. If Aspect reasonably determines that a repair or replacement is covered by this warranty, Aspect shall bear the costs of shipping the repaired or replacement Product to Purchaser. All other shipping costs shall be paid by Purchaser. Risk of loss or damage during shipment under this warranty shall be borne by the party shipping the Product. Products shipped by Purchaser under this warranty shall be packaged in the original shipping container or equivalent packaging to protect the Product. If Purchaser ships a Product to Aspect in unsuitable packaging, any physical damage present in the Product on receipt by Aspect (and not previously reported) will be presumed to have occurred in transit and will be the responsibility of Purchaser.

This warranty does not extend to any Warranted Equipment or parts thereof: that have been subject to misuse, neglect or accident; that have been damaged by causes external to the Warranted Equipment, including but not limited to failure of or faulty electrical power; that have been used in violation of Aspect's instructions; that have been affixed to any nonstandard accessory attachment; on which the serial number has been removed or made illegible; that have been modified by anyone other than

Aspect; or that have been disassembled, serviced, or reassembled by anyone other than Aspect, unless authorized by Aspect. Aspect shall have no obligation to make repairs, replacements, or corrections which result, in whole or in part, from normal wear and tear. Aspect makes no warranty (a) with respect to any products that are not Warranted Equipment, (b) with respect to any products purchased from a person other than Aspect or an Aspect - authorized distributor or (c) with respect to any Equipment sold under a brand name other than Aspect.

THIS WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY FOR ASPECT'S PRODUCTS, EXTENDS ONLY TO THE PURCHASER AND IS EXPRESSLY IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ASPECT'S MAXIMUM LIABILITY ARISING OUT OF THE SALE OF THE EQUIPMENT OR THEIR USE, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PAYMENTS RECEIVED BY ASPECT IN CONNECTION THEREWITH. ASPECT SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS, DAMAGE OR EXPENSE (INCLUDING WITHOUT LIMITATION LOST PROFITS) DIRECTLY OR INDIRECTLY ARISING FROM THE SALE, INABILITY TO SELL, USE OR LOSS OF USE OF ANY PRODUCTS. EXCEPT AS SET FORTH HEREIN, ALL PRODUCTS ARE SUPPLIED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.

                                    EXHIBIT F

                          NOVATION E-COMMERCE AGREEMENT

                              SEE ATTACHED EXHIBIT

                              MARKETPLACE@NOVATION

                            MASTER SUPPLIER AGREEMENT

      This Marketplace@Novation Master Supplier Agreement ("AGREEMENT") is entered into effective 11-20-02 ("EFFECTIVE DATE") among Aspect Medical Systems, Inc., a Delaware corporation having its principal place of business at 141 Needham Street, Newton, MA 02464 ("SUPPLIER"), Novation, LLC, a Delaware limited liability company having its principal place of business at 125 East John Carpenter Freeway, Irving, Texas 75062 ("NOVATION"), and Neoforma, Inc., a Delaware corporation having its principal place of business at 3061 Zanker Road, San Jose, CA 95134 ("NEOFORMA").

      Novation is a contracting agent that develops and delivers supply chain management agreements, programs and services on behalf of VHA Inc. ("VHA"), University HealthSystem Consortium ("UHC") and their patrons.

      Neoforma provides e-commerce services for the healthcare industry and, on behalf of Novation, operates an e-commerce marketplace for the benefit of the members of VHA and UHC and the associated healthcare organizations of Healthcare Purchasing Partners International, LLC ("HPPI") ("MARKETPLACE@NOVATION").

      Supplier wishes to participate in Marketplace@Novation and utilize certain Marketplace@Novation services by entering into this Agreement with Novation and Neoforma.

      Novation, Neoforma and Supplier therefore agree as follows:

1.    DEFINITIONS

      1.1 "Affiliate" means a person or entity controlled by or under common control with another person or entity.

      1.2 "Content" means any text, graphics, logos, button icons, images, audio clips, HTML code, java programs and other material displayed at Marketplace@Novation.

      1.3 "Contract Portfolio" means a catalog of Products for which Novation has contracted with Supplier for the benefit of the members of VHA and UHC and the associated healthcare organizations of HPPI.

      1.4 "EDI Standards" means the standard format for Electronic Data Interchange (EDI) generally accepted and used in North America, as may change from time to time.

      1.5 "Information" means the information and data maintained and stored by Neoforma, which shall include at a minimum (i) any and all information and data collected, developed, and/or stored by Neoforma relating to Members and (ii) any and all information and data relating to use of or transactions at Marketplace@Novation by Members.

      1.6 "Invoicing Data" means the following data for purchases made by Members from Supplier: Supplier identification, buyer identification, GPO (e.g., Novation) contract identifier, invoice number, invoice date, purchase order number, Supplier product number, product description, manufacturer, manufacturer part number, quantity, unit of measure, unit price, taxes, freight, price adjustments, and total cost, in electronic form in accordance with EDI Standards or such other standards as mutually agreed to by the parties.

      1.7 "Marketplace@Novation" means the e-commerce marketplaces created specifically for and accessible only to the members of VHA and UHC and the associated healthcare organizations of HPPI.

      1.8 "Marketplace Transactions" means either the purchase of a Product by a Member through Marketplace@Novation or the delivery of information to Marketplace@Novation regarding the purchase of a Product by a Member through any other means.

      1.9 "Members" means at any date those members of VHA and UHC and the associated healthcare organizations of HPPI entitled to purchase Products at the Marketplace@Novation pursuant to a Marketplace@Novation participation agreement with Neoforma.

      1.10 "NeoFormat" means the format in which Product Data is to be sent to Neoforma.

      1.11 "Non-Contract Products" means any Product offered by Supplier other than through a Contract Portfolio. For purposes of clarification, a Product may be offered by Supplier both as a Non-Contract Product and through one or more Contract Portfolios, but will be considered a Non-Contract Product when purchased other than through the Contract Portfolio.

      1.12 "Products" means all equipment, products, supplies and services, information and content provided by Supplier and available for purchase, rental or lease by Members at Marketplace@Novation or through the Services.

      1.13 "Product Data" means information describing the manufacturer and distributor product numbers, features, functions and pricing of Supplier's Products, including images, specifications, shipping weight, shipping dimensions, associated products, maintenance and warranty information, equivalent products and other information, to be offered at Marketplace@Novation or through the Services.

      1.14 "Services" means either (i) the provision of services to establish electronic connectivity between Supplier and Marketplace@Novation such that Supplier may receive and accept purchase orders from Members for Products through Marketplace@Novation, (ii) the hosting of Supplier's catalog of Products on Marketplace@Novation, or (iii) the provision of Marketplace Transactions reports to Supplier. Supplier must comply with the requirements and obligations of this Agreement and its Schedules to use the Services.

2.    SERVICES

      2.1 Neoforma shall provide the Services to Supplier, subject to the terms and conditions of this Agreement and the applicable Schedules. Neoforma and Supplier shall use commercially reasonable efforts to make available to Supplier some or all of the Services within sixty (60) days of the Effective Date. Supplier hereby designates the following person as its primary integration contact:

            Name: George Papamitrou
            Title: Director of Information Technologies
            Telephone: 617-559-7147
            Email: gpapamitrou@aspectms.com

3.    OWNERSHIP AND LICENSE

      3.1 Neoforma owns and will continue to own the Content Compilation, as defined in section 14.1 and subject to the terms and conditions contained in
Section 14.1. Any reproduction, transmission or display of the Content Compilation by Supplier or any third party is strictly prohibited.

      3.2 For the term of this Agreement, Neoforma grants Supplier permission to access and use the Services and Marketplace@Novation in accordance with the terms of this Agreement.

      3.3 Supplier. For the term of this Agreement and subject to Section 14.1, Supplier grants a non-exclusive license to Neoforma to use, copy, modify, display, perform and create derivative works of Supplier's Product Data solely for the purpose of digitizing, categorizing and formatting such information for placement at Marketplace@Novation, in accordance with the terms of this Agreement and the Schedules attached hereto provided that Neoforma shall not modify the substance of any of Supplier's Content without Supplier's prior written approval.

4.    SUPPLIER DATA

      4.1 Supplier is solely responsible for all Product Data and any other Content it supplies to Neoforma for inclusion at Marketplace@Novation, including updating such Product Data and Content in accordance with the applicable Schedule hereto. Neoforma will not be responsible for the accuracy or legality of information provided by Supplier for publication at Marketplace@Novation or through the Services, and if Neoforma reasonably believes that any Product Data or Content provided by Supplier to Neoforma (a) infringes any third party rights, including, but not limited to intellectual property, publicity or privacy; (b) is defamatory, trade libelous, threatening or harassing; or (c) is obscene, indecent or contains pornography, Neoforma may at any time at its sole discretion and upon written notice to Supplier, remove such Product Data and/or Content from Marketplace@Novation, and/or exercise its rights under Section 16.2, Termination. Supplier shall have ten (10) days after receiving such notice to provide Neoforma with updated Product Data or Content that (a) does not infringe any third party rights, including, but not limited to intellectual property, publicity or privacy; (b) is not defamatory, trade libelous, threatening or harassing; or (c) is not obscene, indecent or contains pornography. If Supplier does not provide such updated Product Data and/or Content within this cure period, then and only then may Neoforma have the ability to exercise its rights under Section 16.2.

      4.2 Supplier shall make its Product Data available to Neoforma for listing at Marketplace@Novation in accordance with the applicable Schedules hereto.

      4.3 The Product Data provided by Supplier shall include the manufacturer and distributor Product numbers, manufacturer, extended units of measure, Product descriptions and the specific terms and conditions of Supplier's sale of Products to Members, subject to the terms and conditions of any contract between Supplier and a Member or Novation with respect to any Product ("SUPPLIER TERMS AND CONDITIONS"). Neoforma does not set, approve, control or endorse the Supplier Terms and Conditions.

      4.4 For all Marketplace Transactions, to the extent Supplier sells Products directly to Members, Supplier shall provide Neoforma with its Invoicing Data on a monthly basis regarding such sales in a form mutually agreed upon by Supplier's and Neoforma's primary integration contacts which will be hosted and made available at Marketplace@Novation for use by Members in accordance with Neoforma's Data Confidentiality and Privacy Policy. If Supplier provides Invoicing Data to Novation pursuant to a Novation Supplier Agreement it has entered into with Novation, Novation may provide such Invoicing Data to Neoforma for use by Neoforma as set forth in this Section 4. Novation may also provide to Neoforma information Supplier provides to Novation pursuant to any such Novation Supplier Agreement.

      4.5 Supplier shall update Product Data from time to time and at least quarterly in accordance with Neoforma's then current policies and procedures for accessing and updating Product Data. Supplier shall update Product Data, including pricing information, hospital-specific pricing information for Non-Contract Products, Product identifications, Product numbers, extended units of measure, names and descriptions, and the Supplier Terms and Conditions, as required to ensure that at all times such Product Data is accurate, including removal of any discontinued or recalled Products.

      4.6 Neoforma will not be responsible for the fulfillment of or payments for orders for Products. Supplier acknowledges that a Member makes an offer for a Product through Marketplace@Novation when it places an order for such Product. Supplier shall respond to an order for a Product within two (2) business days of placement of such order by either accepting or rejecting such order. Supplier shall have the right, in its sole discretion, to accept or reject any order. Supplier acknowledges all orders made by Members for Products and accepted by Supplier will be accepted based on prices (if listed) and Product Data (including any posted terms and conditions relating to purchase of such Products) as they appear at Marketplace@Novation at the time of such order, provided that such prices and Product Data is consistent with the prices and Product Data that was provided by Supplier to Neoforma and is consistent with the Novation Supplier Agreement. Notwithstanding the foregoing, nothing in this
Section 4.6 will affect the Supplier's rights and obligations vis-a-vis the party placing the order.

      4.7 Neoforma will not be responsible for ensuring that a sale to a Member is authorized and in compliance with laws and that a Member has complied with any licensing or other governmental requirements or for fulfillment, billing or collections to Members. Supplier shall provide credential and licensure verification, fulfillment, billing and collections to Members who have purchased from Marketplace@Novation. Supplier shall have the final authority to refuse to ship Products when it believes, in its sole discretion, that the party placing the order does not have the necessary license or other government required permission or authority to receive the Product ordered or that such sale is otherwise not to an authorized

Member or not in compliance with applicable laws. Supplier shall communicate to any such party the reasons for a refusal to ship an ordered Product. Notwithstanding the foregoing, nothing in this Section 4.7 will affect the Supplier's rights and obligations vis-a-vis the party placing the order.

      4.8 Supplier shall be responsible for all customer support after the point when an order is made by a Member and transmitted from Neoforma to Supplier.

      4.9 Neoforma may use Information to facilitate transactions conducted through Marketplace@Novation, to allow access to and fulfill contractual obligations to Novation and Members, and to conduct its business, all of which shall be in accordance with Neoforma's Data Confidentiality and Privacy Policy, and to create and sell aggregated reports on Marketplace@Novation activities, provided that such reports do not contain data that has been combined or compiled in such a way that an individual, either by name or by other designation, can be identified.

5.    SYSTEM INTEGRITY

      5.1 Supplier and Neoforma shall use then current industry standard state of the art anti-virus software and procedures to prevent any software routine or any other device including but not limited to any viruses, Trojan horses, worms, time bombs, or cancelbots, from interfering or attempting to interfere with the proper working of Marketplace@Novation.

6.    FEES

      6.1 Contingent upon Neoforma providing Supplier the Services in accordance with the terms of this Agreement, Supplier shall pay the fees and other amounts detailed in the Schedules attached hereto ("FEES") upon receipt of an invoice provided by Novation to Supplier in accordance with Schedule A hereto. Payments not received within thirty (30) days of the date of receipt of the invoice shall bear interest at the lesser of twelve percent (12%) per annum or the maximum rate allowed under applicable law. The Fees are non-cancelable and non-refundable. All Fees are payable in U.S. dollars and shall be sent to Novation as Neoforma's agent, shall be in return for the provision of the Services by Neoforma in accordance with the terms of this Agreement and shall satisfy any and all of Supplier's payment obligations to Neoforma. Novation shall remit to Neoforma the Fees according to procedures mutually agreed to between Neoforma and Novation.

7.    TAXES

      7.1 Supplier bears sole responsibility for payment and/or collection from Members of all local, state, national or foreign taxes (including without limitation, sales, use, value added and other taxes which may apply), license, fees, export/import fees and any other similar obligations relating to any sale of a Product listed at Marketplace@Novation. In no event will Neoforma bear any such responsibility.

8.    RIGHTS TO AUDIT AND INSPECTION INFORMATION

      8.1 During the term of this Agreement, and subject to Section 10.1, Novation may provide Neoforma with such information provided by Supplier to Novation pursuant to any Novation Supplier Agreement between Supplier and Novation, as is necessary for Neoforma to confirm Supplier's compliance with this Agreement.

9.    PRIVACY

      9.1 Supplier will have the ability to access that portion of Marketplace@Novation which displays its Products, using a user ID and password and otherwise in accordance with Neoforma's then current policies and procedures for accessing and updating Product Data. Such user IDs and passwords shall be maintained as confidential and shall not be distributed or disclosed to third parties. Supplier shall, through an authorized officer of Supplier, notify Neoforma of the need to change or discontinue the user ID or password. Supplier shall discontinue any user IDs and passwords that are no longer active. Supplier shall review Marketplace@Novation Data Confidentiality and Privacy Policy ("PRIVACY POLICY"), which may be viewed at http://novation.neoforma.com and may be amended from time to time by Neoforma and Novation; provided, that notice of any amendment will be provided to Supplier by posting an announcement of such amendment on http://novation.neoforma.com, except that the Privacy Policy can not be amended to include any further obligations of Supplier, unless required under law or agreed to in writing by Supplier. If at any time Supplier is not in compliance with the Privacy Policy, Neoforma may terminate this Agreement and Supplier's access to Marketplace@Novation and ability to sell Products at Marketplace@Novation as provided in Section 16.2 of this Agreement. Neoforma agrees to be bound by the terms of the Privacy Policy.

10.   CONFIDENTIALITY

      10.1 Except as expressly set forth in the Privacy Policy, (a) Novation, Neoforma and Supplier shall regard and preserve as confidential all information related to the business of each other disclosed pursuant to this Agreement, and
(b) no party to this Agreement shall disclose to any other party or use for its benefit any information relating to the business of the other parties to this Agreement without first obtaining the prior written consent of the party to whom the information belongs. This confidentiality obligation does not apply to (a) information that is publicly known prior to the disclosure or becomes publicly known through no wrongful act of the receiving party; (b) information that was in lawful possession of the receiving party prior to disclosure and was not received as a result of any breach of confidentiality; (c) information that was independently developed by the receiving party outside the scope of this Agreement; (d) information which the receiving party is required to disclose pursuant to a court order or regulatory agency request; or (e) the existence, but not the terms or conditions, of this Agreement. In the event of a request for disclosure pursuant to subsection (d), immediate notice of such request shall be provided by the party receiving the request to the party whose information is subject to the request to provide an opportunity to oppose such request for disclosure. Except as otherwise limited, Neoforma shall be entitled to share (1) with Novation any and all Information and (2) Information, except pricing Information, regarding the sale of Products distributed but not manufactured by Supplier to Members with the manufacturer of such Product if such manufacturer is a party to a Marketplace@Novation Master Supplier Agreement with Neoforma.

11.   REPRESENTATIONS AND WARRANTIES

      11.1 Neoforma represents and warrants that (i) it has full power and authority to enter into this Agreement and the applicable Schedules; (ii) it has all rights, titles, licenses, permissions and approvals necessary to perform its obligations under this Agreement and the applicable Schedules and to grant to Supplier all licenses and rights granted hereunder, and that such licenses do not and will not infringe or otherwise violate any copyright, trade secret, trademark, patent or other proprietary right of any third party; (iii) that it has and will maintain the capability to provide the Services and to create and host Marketplace@Novation during the term of this Agreement and all applicable Schedules; (iv) it has complied and shall continue to comply with all legislation, laws, statutes, ordinances, rules and regulations regarding the Services and Marketplace@Novation; (v) it will not use Marketplace@Novation to violate antitrust laws and will not use Marketplace@Novation to engage in any price fixing or enter into any agreement in restraint of trade; and (vi) it is a valid licensee of all Content.

      11.2 Supplier represents and warrants that (i) it has full power and authority to enter into this Agreement and the applicable Schedules, (ii) it has full power and authority to sell the Products to be sold by it at Marketplace@Novation and will not offer for sale counterfeit or stolen items,
(iii) it is the sole owner or is a valid licensee of all Content provided by or on behalf of Supplier for inclusion at Marketplace@Novation and has secured all necessary licenses, consents and authorizations with respect to use of such Content and all elements thereof to the full extent contemplated herein, (iv) no part of any Content provided by or on behalf of Supplier for inclusion at Marketplace@Novation violates or infringes upon the patent rights, copyrights, trade secrets, trademarks or other proprietary rights of any person or entity or constitutes defamation, invasion of privacy or the violation of the rights of any person or entity, (v) it has complied and shall continue to comply with all legislation, laws, statutes, ordinances, rules and regulations regarding the Products and their sale or transfer, and its actions in relation to Marketplace@Novation and the Services (including, without limitation, those governing medical devices, pharmaceuticals, export control, consumer protection, unfair competition or false advertising), and (vi) it will not use Marketplace@Novation to violate antitrust laws and will not use Marketplace@Novation to engage in any price fixing or enter into any agreement in restraint of trade.

      11.3 EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, (A) NEOFORMA SUPPLIES MARKETPLACE@NOVATION AND THE SERVICES "AS IS" AND WITHOUT ANY WARRANTY OR CONDITION, EXPRESS OR IMPLIED; (B) NEOFORMA SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE; (C) NEOFORMA DOES NOT GUARANTEE CONTINUOUS, UNINTERRUPTED ACCESS TO MARKETPLACE@NOVATION AND THE SERVICES, AND OPERATION OF THE MARKETPLACE@NOVATION MAY BE INTERFERED WITH BY NUMEROUS FACTORS OUTSIDE OF NEOFORMA'S CONTROL; AND
(D) SALE OF PRODUCTS TO MEMBERS IS AT SUPPLIER'S RISK.

      11.4 BY USING THE SERVICES AND MARKETPLACE@NOVATION, SUPPLIER REPRESENTS AND WARRANTS THAT IT CAN FORM LEGALLY BINDING CONTRACTS UNDER APPLICABLE LAW. FURTHERMORE, SUPPLIER REPRESENTS AND WARRANTS THAT THE INDIVIDUAL EXECUTING THIS AGREEMENT HAS AUTHORITY TO BIND SUPPLIER AS SELLER AND THAT BY DOING SO IS NOT BREACHING OR IN CONFLICT WITH ANOTHER AGREEMENT OR OBLIGATION.

12.   INDEMNIFICATION

      12.1 Subject to Section 12.3, Neoforma shall defend and/or settle at its own expense any third party claims or actions, arising from (i) any breach by Neoforma of any of its representations or obligations set forth in this Agreement and the applicable Schedules, (ii) any misrepresentation or omission in any Supplier Content arising from modifications or omissions to such Content by Neoforma; and (iii) actual or alleged infringement of a copyright, trade secret, trademark, patent or other proprietary right of a third party arising out of Supplier's use of Marketplace@Novation and the Services as permitted under this Agreement and the applicable Schedules, and shall indemnify and hold harmless Supplier and its respective officers and directors from and against any loss, liability, cost or expense (including reasonable attorney's fees) resulting from any such claim or action, and its settlement or compromise.

      12.2 Subject to Section 12.3, Supplier shall defend, and/or settle at its own expense, any third-party claims or actions, arising from (i) any breach by Supplier of any of its representations or obligations set forth in this Agreement and the applicable Schedules, (ii) any misrepresentation or omission in any Content provided by or on behalf of Supplier in connection with the Services or at Marketplace@Novation, and (iii) any claims brought by a third party, having a basis in contract or tort, in law or in equity, relating to any Products listed or sold by Supplier through Marketplace@Novation or otherwise relating to Supplier's use of Marketplace@Novation or the Services, including but not limited to, interference with contract or prospective economic advantage, breach of contract, misrepresentation, gross negligence, products liability, strict products liability or the failure to transfer good title to any products sold by Supplier at Marketplace@Novation, and shall indemnify and hold harmless Neoforma, its Affiliates, and their respective officers and directors from and against any loss, liability, cost or expense (including reasonable attorneys' fees) resulting from any such claim or action, and its settlement or compromise.

      12.3 The party seeking indemnification under subsection 12.1 or 12.2, as the case may be ("INDEMNIFIED PARTY"), shall give prompt written notice to the other party ("INDEMNIFYING PARTY"). In addition, the Indemnified Party shall allow the Indemnifying Party solely to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party's choosing, and shall provide the Indemnifying Party, at the Indemnifying Party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party's sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would adversely affect the Indemnified Party's rights under this Agreement and the applicable Schedules.

      12.4 The remedy provided under this Section 12 will be the Supplier's and Neoforma's sole and exclusive remedies in relation to claims and actions alleging intellectual property infringement.

13.   LIMITATION OF LIABILITY

      13.1 WITH THE EXCEPTION OF NEOFORMA'S AND SUPPLIER'S OBLIGATIONS UNDER
SECTION 12 IN NO EVENT WILL (A) NEOFORMA OR SUPPLIER BE LIABLE TO THE OTHER OR
(B) SUPPLIER BE LIABLE TO NOVATION FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE SCHEDULES ATTACHED HERETO OR THEIR TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR IN TORT, (INCLUDING NEGLIGENCE) AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

      13.2 NEOFORMA DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM MARKETPLACE@NOVATION AND OTHER PORTIONS OF THE INTERNET. ACTIONS OR INACTIONS OF THIRD PARTIES BEYOND NEOFORMA'S CONTROL MAY RESULT IN SITUATIONS IN WHICH SUPPLIER'S CONNECTION TO THE INTERNET, AND/OR ACCESS TO MARKETPLACE@NOVATION MAY BE IMPAIRED, DISRUPTED OR DAMAGED. NEOFORMA CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR, AND ACCORDINGLY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

14.   INTELLECTUAL PROPERTY RIGHTS

      14.1 Each party owns and shall retain all right, title to and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology, including, without limitation, those names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology currently used or which may be developed and/or used by it in the future ("MARKS"). Neoforma is authorized to use Supplier's Marks during the term of this Agreement as necessary to provide the Services under this Agreement, and all such use inures to the benefit of Supplier. To the extent that Neoforma modifies Product Data or other Content provided by Supplier pursuant to this Agreement and the applicable Schedules pursuant to Section 3.3, Supplier hereby acknowledges that Neoforma will be the copyright owner of the derivative or modified works that it creates pursuant to and subject to the license granted in
Section 3.3 (whether in graphical, narrative or any other form) ("Content Compilation"), and subject in all respects to Supplier ownership of the underlying information and to the copyright of third parties, provided that Neoforma shall have no right to use, modify, perform, transmit, display or create Derivative Works of the Content Compilation except for the express purpose of fulfilling its obligations under this Agreement. Any reproduction, transmission or display of the Content Compilation by Supplier or any third party is strictly prohibited.

15.   NO AGENCY; DISCLAIMER

      15.1 Supplier and Neoforma are independent contractors, and no agency, partnership, broker-dealer, distributor, joint venture, employee-employer or franchiser-franchisee relationship is intended or created by this Agreement and the applicable Schedules. Neoforma provides a forum for buyers and Supplier to conduct transactions and is not involved in the actual transaction between buyers and Supplier. Neoforma does not have any responsibility whatsoever with regard to the actual fulfillment of any orders made by buyers, including but not limited to the shipment of the Products ordered or purchased at Marketplace@Novation. Neoforma has no control over the price, contract terms, quality, safety, conformance or legality of the Products listed at Marketplace@Novation, the truth or accuracy of the listings, or other information at Marketplace@Novation including but not limited to Invoicing Data, or the ability of Supplier to sell items or the ability of buyers to buy items. Neoforma has no control over whether the offer or sale of Products by Supplier or the purchase of Products by a buyer is in compliance with applicable laws or whether Supplier or any buyer has any required license or other government permission or authority for any such offer, sale or purchase. Neoforma cannot and does not control whether or not buyers will complete the purchase of items they have ordered, and is not responsible for payment or collection of orders placed by Member buyers at Marketplace@Novation. NEOFORMA MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED AS TO THE QUALITY OR CREDITWORTHINESS OF ANY BUYER.

16.   TERM AND TERMINATION

      16.1 Term. The term of this Agreement will commence on the Effective Date and shall continue for a period of three (3) years. This Agreement will automatically renew for additional one-year terms unless written notice of termination is provided by the terminating party to the non-terminating party not less than ten (10) days prior to the expiration of the then-effective term. Unless otherwise indicated in the applicable Schedule, the term of each Schedule hereto shall be the same as the term of this Agreement.

      16.2 Termination. Any party hereto shall have the right to terminate this Agreement or any Schedule attached hereto in the event of a material breach of the terms hereof or thereof by another party which is not cured within thirty
(30) calendar days following receipt of written notice specifying the breach.

      16.3 Termination by Neoforma. If Neoforma receives excessive complaints from Members about Supplier's compliance with the Supplier Terms and Conditions or the service provided by Supplier relating to Products, Neoforma may provide Supplier with notice of its receipt of such complaints and the opportunity to respond to and cure the source of such complaints. Supplier will use commercially reasonable efforts to satisfactorily respond to or cure the source of such complaints within thirty (30) calendar days following receipt of such notice. If Supplier fails to comply with this Section 16.3, Neoforma, at its sole discretion, may terminate this Agreement or any Schedule attached hereto in accordance with Section 16.2.

      16.4 Termination by Supplier. If Supplier receives excessive complaints from Members about access to or performance of Marketplace@Novation or the service provided by

Neoforma relating to Marketplace@Novation, Supplier may provide Neoforma with notice of its receipt of such complaints and the opportunity to respond to and cure the source of such complaints. Neoforma will use commercially reasonable efforts to satisfactorily respond to or cure the source of such complaints within thirty (30) calendar days following receipt of such notice. If Neoforma fails to comply with this Section 16.4, Supplier, at its sole discretion, may terminate this Agreement or any Schedule attached hereto in accordance with
Section 16.2.

      16.5 Schedules. Upon termination of this Agreement for any reason, all Schedules entered into pursuant to this Agreement shall also terminate.

17.   GENERAL PROVISIONS

      17.1 No Waiver. The failure of a party to this Agreement to require or enforce strict performance by the other party of any provision of this Agreement or any Schedule hereto or to exercise any right under this Agreement or any Schedule hereto shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance.

      17.2 Entire Agreement. This Agreement and any applicable Schedule hereto represents the entire agreement, and supersedes any and all prior agreements or understandings of the parties written or oral with respect to the subject matter hereof. This Agreement and the Schedules hereto may only be modified, or any rights under it waived, by a written document executed by the duty authorized representative of both parties. In the event of any conflicts or inconsistencies between the terms of this Agreement and any Schedules, the terms of the applicable Schedule will control.

      17.3 Applicable Law; Jurisdiction. This Agreement and the Schedules hereto shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California without reference to conflict of law principles.

      17.4 No Diversion. With respect to a buyer who seeks to purchase a Product through the Marketplace@Novation, as evidenced by the buyer's selection of an item for purchase or quotation at the Marketplace@Novation, Supplier shall not take any action to divert the purchase of that Product through means other than the Marketplace@Novation.

      17.5 Non-Exclusivity. Supplier and Neoforma agree that this Agreement and the Schedules hereto are non-exclusive and that each party is free to contract and deal with competitors of the other.

      17.6 Assignment. This Agreement and the Schedules hereto shall not be assigned by a party to this Agreement without the prior written consent of the other parties, except that no such consent will be required in connection with an acquisition, merger, reorganization or sale of all, or substantially all the assets to which this Agreement relates of a party to this Agreement. Neoforma may assign the Agreement and the Schedules hereto to an Affiliate of Neoforma. The parties further agree that an Affiliate of Neoforma may provide services under this Agreement, provided that such Affiliate is subject to the provisions of Section 10.1 of this Agreement, and Neoforma remains responsible for the performance of such Affiliate. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' successors in title and permitted assigns. Any attempt to assign this Agreement other than as permitted above will be void.

      17.7 Schedules. The Schedules applicable to this Agreement are attached hereto, refer explicitly to this Agreement, and are dated and signed by both parties.

      17.8 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified United States mail, return receipt requested (if available), overnight mail with a nationally recognized overnight mail courier, or sent by facsimile or similar communication, and confirmed by such mail, postage prepaid, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Notices will be deemed given three (3) business days after deposit in the U.S. Mail, one (1) business day after deposit with an overnight mail courier, or when confirmation of receipt is obtained if sent by facsimile or similar communication, as applicable.

                  If to Supplier:

                  Aspect Medical Systems, Inc.
                  141 Needham Street
                  Newton, MA 02464
                  Facsimile: 617-559-7857
                  Attention: J. Neal Armstrong, Vice President & CFO

                  With a copy to:

                  Aspect Medical Systems, Inc.
                  141 Needham Street
                  Newton, MA 02464
                  Facsimile: 617-559-7400
                  Attention: Gwen Bame, Area Vice President

                  If to Novation:

                  Novation, LLC
                  125 East John Carpenter Freeway
                  Irving, Texas 75062
                  Facsimile: (972) 581-5778
                  Attention: General Counsel

                  If to Neoforma:

                  Neoforma, Inc.
                  3061 Zanker Road
                  San Jose, CA 95134
                  Facsimile: (408) 468-4045
                  Attention: General Counsel

      17.9 Force Majeure. No party to this Agreement shall be considered in default in the performance of any obligation hereunder to the extent that the performance of such obligation is prevented or delayed by fire, flood, explosion, strike, war, insurrection, embargo, government requirement, civil or military authority, act of God, failure of the Internet or any other event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of any such event, occurrence or condition.

      17.10 Survival. The following sections will survive termination or expiration of this Agreement: 3.1, 6.1, 7.1, 8.1, 10.1, 11, 12, 13, 14.1, 15.1
and 17.

      17.11 Execution in Counterparts, Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bear the signature of the parties to this Agreement. For the purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

      17.12 Novation Participation in this Agreement. Novation shall be a party to this Agreement solely for the purposes of Sections 4.4, 6.1, 8.1, 10.1, 13.1,
16.2 and 17.1 through 17.12.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEOFORMA, INC.,                                        SUPPLIER,
a Delaware corporation                                 a Delaware corporation

                                                       By: /s/ J. Neal Armstrong
                                                           ---------------------

By: /s/ Larry Dooley                                   Title: CFO
    -------------------------------

Title: Vice President,
       Commerce Supplier Relations                     Date: 11-26-02

Date: 12/03/02

NOVATION, LLC
a Delaware limited liability company

By: /s/ Larry Dooley
    -------------------------------

Title: Vice President,
       Commerce Supplier Relations

Date: 12/03/02

          SCHEDULE A TO MASTER SUPPLIER AGREEMENT - CONTRACT SUPPLIERS

1.    LISTING OF NOVATION CONTRACT PORTFOLIO PRODUCTS

      1.1 Supplier shall provide Neoforma with a list of all Products that Supplier offers through the Novation Contract Portfolio ("INITIAL NOVATION CONTRACT PORTFOLIO CATALOG"). To the extent that Novation and Supplier contract for additional Products to be offered to Novation Members through the Novation Contract Portfolio, Supplier will provide Neoforma with a list of such additional Products. Supplier shall provide Neoforma with the Product Data for Contract Portfolio Products in the manner and format set forth in the NeoFormat specifications provided by Neoforma to Supplier (a current copy of which has been provided to Supplier); provided that pricing information for Novation Contract Portfolio Products will be provided by Novation and reviewed and approved by Supplier.

      1.2 Subject to Sections 3.2 and 14 of the Master Supplier Agreement, Neoforma may digitize, categorize and format the Product Data for the Initial Novation Contract Portfolio Catalog and post such Product Data at Marketplace@Novation in accordance with Neoforma's standard practices for digitization, categorization and formatting of Product Data, and Neoforma shall digitize, categorize, format and post Product Data for additional Novation Contract Portfolio Products offered by Supplier from time to time in accordance with Neoforma's then-current standard practices.

      1.3 Novation shall have the right to review all Product Data with respect to Novation Contract Portfolio Products prior to the posting of such Product Data at Marketplace@Novation.

      1.4 Notwithstanding Section 4.5 of the Master Supplier Agreement, Supplier shall not revise pricing information for Novation Contract Portfolio Products without the prior approval of Novation. Supplier shall provide thirty (30) days written notification to Novation in advance of any price changes of Novation Contract Portfolio Products posted at Marketplace@Novation.

2.    LISTING OF NON-CONTRACT PRODUCTS

      2.1 Supplier shall provide Neoforma with an initial list of all Products that Supplier wants to offer at the Marketplace@Novation as Non-Contract Products ("INITIAL NON-CONTRACT CATALOG") and may request to offer additional Products at Marketplace@Novation as Non-Contract Products. Supplier shall provide Neoforma with the Product Data with respect to such Non-Contract Products as is set forth in the NeoFormat specifications provided by Neoforma to Supplier from time to time (a current copy of which has been provided to Supplier). Supplier shall provide such Product Data in the manner and format set forth in such specifications.

      2.2 Supplier shall consult with Neoforma on a quarterly basis about revising the Non-Contract Products offered at Marketplace@Novation to meet the needs of Members.

      2.3 Subject to Sections 3.2 and 14 of the Master Supplier Agreement, Neoforma may digitize, categorize and format the Product Data for the Initial Non-Contract Catalog and post such Product Data at the Marketplace@Novation in accordance with Neoforma's standard practices for digitization, categorization and formatting of Product Data and Neoforma shall digitize, categorize, format and post Product Data for additional Products to be offered by

Supplier at Marketplace@Novation as Non-Contract Products in accordance with Neoforma's then-current practices.

3. FEE FOR SERVICES. Supplier shall pay to Neoforma the following monthly Fees for the Services:

Base
Services             # of Users              Annual Sales
----------------  -----------------  ---------------------------
- TPR             Cost per user =    <$[**] mm
- Order           $[**]
Manager
- Report
Manager
- PUM
- LOP/LOC

NeoConnect        Connection Charge           Line Charge
----------------  -----------------  ---------------------------
                  $[**] per member   2 Transaction Sets
                                     (850/855)
                                     -$[**] per line
                                     3 Transaction Sets
                                     (850/855/856/810
                                     whose 3)
                                     -$[**] per line
                                     4 Transaction Sets
                                     *850/855/856/810
                                     )
                                     -$[**] per line

Sourcing Catalog   Pricing Structure   Tier - Base   Novation Annual Fee
----------------   -----------------   -----------   -------------------
                   Novation Contract   <[**] Items          $[**]
                   and NonContract     [**] Items           $[**]
                                       [**] Items           $[**]
                                       [**] Items           $[**]
                                       [**] Items           $[**]
                                       [**]> Items          $[**]

Sourcing Catalog   Pricing Structure   Tier - Advanced   Novation Annual Fee
----------------   -----------------   ---------------   -------------------
                   Novation Contract     <[**] Items            $[**]
                   and NonContract       [**] Items             $[**]
                                         [**] Items             $[**]
                                         [**] Items             $[**]
                                         [**] Items             $[**]
                                         [**]> Items            $[**]

4.    INVOICING AND PAYMENT; COMMENCEMENT OF FEES

Novation shall invoice for Fees described in Sections 4 and 5 above approximately 60 days from the end of each billing month. Such Fees shall be based on the Net Sales Report submitted to Novation's Purchase Reporting System by Supplier. The Net Sales Report shall contain the Supplier's monthly Contract Sales as agreed to and in the Novation Supplier Agreement. The first invoice shall be based on the applicable Net Sales Report period that is sixty (60) days after the Effective Date.

For example:

November 1, 2001 Effective Date of Master Supplier Agreement - Novation will create the first Fees invoice from the January 2002 Supplier Net Sales Report.

November 15, 2001 Effective Date of Master Supplier Agreement - Novation will create the first Fees invoice from the February 2002 Supplier Net Sales Report.

Supplier hereby designates the following as its primary billing/invoicing contact and bill/invoice to address:

                  Name/Attention: Michael Boisvert
                  Title: Operations Controller
                  Company: Aspect Medical Systems, Inc.
                  Address: 141 Needham Street
                  City: Newton
                  State: MA Zip 02464
                  Telephone: 617-559-7762
                  E-mail: mboisvert@aspectms.com

Payment is due thirty (30) days after receipt of the invoice by Supplier. Fee checks for the Fees to shall not be combined with other Novation fees.

Fee checks shall include the following information:

                                  MONTH/
INVOICE NUMBER  AGREEMENT NUMBER   YEAR   TOTAL
--------------  ----------------  ------  -----
--------------  ----------------  ------  -----

Fee checks shall be made payable to NOVATION, LLC and sent to:

                               If Sent Via COURIER (i.e., Federal Express,
If Sent By FIRST CLASS MAIL:        United Parcel Service, Messenger):
-----------------------------  -------------------------------------------
        Novation, LLC                   The Northern Trust Company
75 Remittance Dr., Suite 1420            350 North Orleans Street
   Chicago, IL 60675-1420              Receipt & Dispatch 8th Floor
                                            Chicago, IL 60654

                                 ATTN: NOVATION, LLC, LOCKBOX NUMBER 1420
                                       Telephone No. (312) 444-3576

The airbill shall list the bank's telephone number, as recipient at this location, and include SUPPLIER'S telephone number as the sender.

Supplier may call Novation E-Commerce Supplier Relations at (972) 581-5304 for invoicing issues or Novation Accounting at (972) 830-7948 for payment issues.

Other Information that Supplier may need in sending Fees to Novation include the following:

            Bank Routing Numbers for Electronic Funds Transfer (EFT): 071000152 Bank Account Number: [**]
            Federal Tax ID: [**]
            Account Name: Novation, LLC

ACCEPTED BY:                                      ACCEPTED BY:

SUPPLIER                                          NEOFORMA, INC.

/s/ J. Neal Armstrong                             /s/ Larry Dooley
------------------------                          ------------------------------
Authorized Signature                              Authorized Signature

                                                  Larry Dooley, Vice President
J. NEAL ARMSTRONG, CFO                            E-Commerce Supplier Relations
------------------------                          ------------------------------
Printed Name and Title                            Printed Name and Title

11-26-02                                          12/03/02
------------------------                          ------------------------------
Date                                              Date